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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2001



                              RVM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-1709               31-1515410
(State or other jurisdiction of      (Commission    (IRS employer identification
incorporation or organization)       file number)             number)


         753 WEST WATERLOO ROAD, AKRON, OHIO                      44314-1519
           (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (330) 753-4545


Former name or former address, if changed since last report: NOT APPLICABLE




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ITEM 4.      CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 17, 2001, Ernst & Young LLP (E&Y) resigned as independent auditors of RVM Industries, Inc. (the "Company"). The Company is currently in the process of selecting independent auditors for the year ending March 31, 2002. The Company has authorized E&Y to respond fully to inquiries of the successor auditor.

The reports of E&Y on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The opinion of E&Y, dated July 9, 2001, on the Company's consolidated financial statements for the year ended March 31, 2001 was modified as to uncertainty by inclusion of an explanatory "going concern" paragraph resulting from the Company's recurring operating losses and a deficiency in working capital. In addition, the Company had not complied with certain covenants of loan agreements with its primary lender.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 201, and in the subsequent interim period through December 17, 2001, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report.

The Company has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 17, 2001, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

               (16) Letter re Change in Certifying Accountant



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RVM INDUSTRIES, INC.



                                       By:      /s/ James R. McCourt
                                                -------------------------------
                                                James R. McCourt
                                                Chief Financial Officer


Dated: December 20, 2001








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                              RVM INDUSTRIES, INC.

                             FORM 8-K CURRENT REPORT


                                INDEX OF EXHIBITS



16                Letter re Change in Certifying Accountant